Exhibit 8.1

Siemens AG
List of Subsidiaries and Associated Companies as of September 30, 2002

I. Subsidiaries Operations

1. Regional Companies (International)

Siemens S.A., Saint-Gilles, Brussels, Belgium
Siemens A/S, Ballerup, Copenhagen, Denmark
AS Siemens, Tallinn, Estonia
Siemens Oy, Espoo, Helsinki, Finland
Siemens S.A.S., Saint-Denis, Paris, France
Siemens A.E., Elektrotechnische Projekte und Erzeugnisse, Athens, Greece
Siemens plc, Bracknell/Berkshire, London, England
Siemens Ltd., Dublin, Ireland
Siemens S.p.A., Milan, Italy
Siemens d.d., Zagreb, Croatia
Siemens SIA, Riga, Latvia
UAB Siemens, Vilnius, Lithuania
Siemens Nederland N.V., The Hague, Netherlands
Siemens AS, Oslo, Norway
Siemens Aktiengesellschaft Österreich, Vienna, Austria
Siemens Sp.z.o.o., Warsaw, Poland
Siemens S.A., Lisbon, Portugal
Siemens AB, Stockholm, Sweden
Siemens Schweiz AG, Zurich, Switzerland
Siemens s.r.o., Bratislava, Slovakia
Siemens d.o.o., Ljubljana, Slovenia
Siemens S.A., Madrid, Spain
Siemens s.r.o., Prague, Czech Republic
Siemens Sanayi ve Ticaret A.S., Istanbul, Turkey
Siemens Rt., Budapest, Hungary

Siemens S.A., Buenos Aires, Argentina
Siemens Ltda., Sao Paulo, Brazil
Siemens S.A., Santiago de Chile, Chile
Siemens Canada Ltd., Mississauga/Ontario, Canada
Siemens S.A., Bogota, Colombia
Grupo Siemens S.A. de C.V., Mexico City, Mexico
Siemens S.A., Caracas, Venezuela

Siemens Ltd., Bayswater, Melbourne, Australia
Siemens Ltd., Beijing, China
Siemens Ltd., Hong Kong, China
Siemens Ltd., Mumbai, India
P.T. Siemens Indonesia, Jakarta, Indonesia
Siemens K.K., Tokyo, Japan
Siemens Ltd., Seoul, Korea
Siemens Malaysia Sdn. Bhd., Kuala Lumpur, Malaysia
Siemens Pakistan Engineering Co. Ltd., Karachi, Pakistan
Siemens, Inc., Manila, Philippines
Siemens Pte. Ltd., Singapore, Singapore
Siemens Ltd., Taipei, Taiwan
Siemens Ltd., Bangkok, Thailand
Siemens Ltd., Cairo, Egypt

Siemens Israel Ltd., Tel Aviv, Israel
Siemens S.A., Casablanca, Morocco
OOO Siemens, Moscow, Russia
Siemens Ltd., Jidda, Saudi Arabia
Siemens Ltd., Johannesburg, South Africa
Siemens LLC, Abu Dhabi, United Arab Emirates

2. Siemens U.S.A. (Group statements)

3. Other Subsidiaries

Information and Communication Networks (ICN)
Siemens Tele Industrie A.E., Thessaloniki, Greece
Siemens Information and Communication Networks, Inc., Boca Raton, Florida, USA
Siemens Public Communication Networks Pvt. Ltd., Bangalore, India
Egyptian German Telecommunication Industry S.A.E., Cairo, Egypt

Information and Communication Mobile (ICM)
Siemens Mobile Communications S.p.A., Milan, Italy
Siemens Information and Communication Mobile LLC, San Diego, California, USA
Siemens Shanghai Mobile Communications Ltd., Shanghai, China
Siemens Telecommunication Systems Ltd., Taipei, Taiwan

Siemens Business Services (SBS)
Siemens Business Services GmbH & Co. OHG, Munich, Germany
Siemens Business Services S.A., Brussels, Belgium
Siemens Business Services Ltd., Hounslow/Middlesex, England
Siemens Informatica S.p.A., Milan, Italy
Siemens Business Services GmbH & Co., Vienna, Austria
Siemens Business Services, Inc., Rye Brook, New York, USA

Automation and Drives (A&D)
Siemens Production Automatisation S.A.S., Haguenau, France
Siemens Elektromotory s.r.o., Mohelnice, Czech Republic
Siemens Energy & Automation, Inc., Alpharetta, Georgia, USA

Siemens Dematic (SD)
Siemens Dematic AG, Munich, Germany
Siemens Dematic Electronics Assembly Systems, Inc., Wilmington, Delaware, USA
Siemens Dematic Corp., Grand Rapids, Michigan, USA
Siemens Dematic Postal Automation, Inc., Arlington, Texas, USA

Siemens Building Technologies (SBT)
Siemens Gebäudetechnik GmbH & Co. OHG, Erlangen, Germany
Siemens Building Technologies AG, Zurich, Switzerland
Siemens Building Technologies, Inc., Buffalo Grove, Illinois, USA

Power Generation (PG)
Siemens Westinghouse Power Corp., Orlando, Florida, USA

Power Transmission and Distribution (PTD)
Siemens Energy Services Ltd., Bracknell/Berkshire, London, England
Siemens Power Transmission & Distribution, Inc., Raleigh, North Carolina, USA

Transportation Systems (TS)

Siemens Transportation Systems S.A.S., Montrouge (Paris), France
Siemens SGP Verkehrstechnik Ges.m.b.H., Vienna, Austria
Siemens Transportation Systems, Inc., Sacramento, California, USA

Siemens VDO Automotive (SV)
Siemens VDO Trading GmbH, Frankfurt am Main, Germany
Siemens VDO Automotive AG, Munich, Germany
Siemens VDO Automotive Rambouillet S.A.S., Rambouillet (Paris), France
Siemens VDO Automotive S.A.S., Toulouse, France
Siemens VDO Automotive S.A., Barcelona, Spain
VDO Ceska republika spol.s.r.o., Brandys (Prague), Czech Republic
Siemens VDO Automotive, Inc., Chatham, Ontario, Canada
Siemens VDO S.A. de C.V., Puebla, Mexico
Siemens VDO Automotive Corp., Auburn Hills, Michigan, USA

Medical Solutions (Med)
Siemens-Elema AB, Stockholm, Sweden
Acuson Corp., Wilmington, Delaware, USA
Siemens Medical Solutions Health Services Corp., Wilmington, Delaware, USA
Siemens Medical Solutions USA, Inc., Iselin, New Jersey, USA
Siemens Asahi Medical Technologies Ltd., Tokyo, Japan

Osram
Osram GmbH, Munich, Germany
Osram Opto Semiconductors GmbH, Regensburg, Germany
Osram S.A.S., Molsheim, France
Osram Ltd., Langley (London), England
Osram S.p.A. Societa Riunite Osram Edison-Clerici, Milan, Italy
Osram Argentina S.A.C.I., Buenos Aires, Argentina
Osram do Brasil Lampadas Eletricas Ltda., Osasco (Sao Paulo), Brazil
Osram de Mexico S.A. de C.V., Tultitlan, Mexico
Osram Sylvania, Inc., Danvers, Massachusetts, USA
Osram Foshan Lighting Co. Ltd., Foshan, China
Osram-Melco Ltd., Yokohama, Japan

II. Subsidiaries — Financing and Real Estate

Siemens Financial Services (SFS)
Siemens Financial Services GmbH, Munich, Germany
Siemens Finance & Leasing GmbH & Co. KG, Munich, Germany
Siemens Finance S.A., Saint-Denis (Paris), France
Siemens Financial Services Ltd., Harrow/Middlesex, England
Siemens Finanziaria S.p.A., Milan, Italy
Siemens Financial Services, Inc., Wilmington, Delaware, USA

Siemens Real Estate (SRE)
Siemens Real Estate GmbH & Co. OHG, Munich, Germany
Siemens Real Estate Ltd., Bracknell/Berkshire, London, England
Siemens Servizi Aziendali S.r.l., Milan, Italy
Siemens Real Estate, Inc., Iselin, New Jersey, USA

III. Associated Companies

Information and Communication Mobile (ICM)

Fujitsu Siemens Computers (Holding) B.V., Amsterdam, Netherlands

Infineon Technologies
Infineon Technologies AG, Munich, Germany

Other (not allocatable to specific operating units)
BSH Bosch und Siemens Hausgeräte GmbH, Munich, Germany